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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)         July 10, 2002
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                             NESCO Industries, Inc.
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             (Exact name of registrant as specified in its charter)



         Nevada                        000-28307               13-3709558
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(State or other jurisdiction         (Commission            (IRS Employer
 of Incorporation)                   File Number)           Identification No.)



22-09 Queens Plaza North, Long Island City, New York             11101
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(Address of principal executive offices)                       (Zip Code)


Registrant's telephone number, including area code            718/752-2400
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          (Former name or former address, if changed since last report)
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Item 5.       Other Events

              On July 10, 2002, the Board of Directors of NESCO Industries, Inc. ("Company") named Jeffrey L. Powell president, chief executive officer, and a director, effective immediately. Mr. Powell fills the vacancies created by the resignation of President and Chief Executive Officer Santo Petrocelli, Sr. on the same date, and the resignation of Director Marshall H. Geller in October 2001. Mr. Petrocelli continues to serve as chairman of the board.

              Mr. Powell joins the Company after holding various executive positions within the former Energy and Environment sector of Thermo Electron Corporation, a multi-billion-dollar global technology company based in Waltham, Massachusetts. He joined Thermo in 1987 as director of strategic development for the sector, and became president of the company's Thermo Retec environmental services public subsidiary in 1989. In 1998, Mr. Powell was named vice president of Thermo TerraTech, a $300 million public subsidiary also part of Thermo's environmental sector. Mr. Powell holds a bachelor's degree in engineering from the University of Toledo, and a master's degree in management from the Florida Institute of Technology.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 NESCO INDUSTRIES, INC.



Dated:  July 16, 2002            By: /s/ Lawrence S. Polan
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                                     Lawrence S. Polan, Chief Financial Officer







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